EXHIBIT 23.1

                         CONSENT OF DAVIDISON & COMPANY


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DAVIDSON & COMPANY     Chartered Accountants         A Partnership of
                                                     Incorporated Professionals
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                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Timebeat.com Enterprises Inc. on Form S-8 of our Independent Auditor's Report dated July 23, 2001 appearing in and incorporated by reference in the Annual Report of Form 10-KSB of Timebeat.com Enterprises Inc. for the year ended March 31, 2001 and to the reference of us under the heading "Experts" this Registration Statement.





                                                        /s/DAVIDSON & COMPANY


Vancouver, Canada                                       Chartered Accountants

December 14, 2001






                          A Member of SC INTERNATIONAL
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          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172